Exhibit 10.1

SECOND AMENDMENT TO THE VIVUS, INC.

LELAND F. WILSON EMPLOYMENT AGREEMENT

DATED DECEMBER 20, 2007

This Second Amendment to the VIVUS, Inc. Leland F. Wilson Employment Agreement is made as of January 21, 2011 by and between VIVUS, Inc., a Delaware corporation (the “Company”), and Leland F. Wilson (“Executive”) dated December 20, 2007, with an effective date of June 1, 2007 (the “Effective Date”).

WHEREAS, the parties entered into the VIVUS, Inc. Leland F. Wilson Employment Agreement dated December 20, 2007, as amended by the first amendment thereto (the “Original Agreement”), and the Original Agreement had an initial term of three (3) years commencing upon the Effective Date (the “Initial Term”).

WHEREAS, the parties wish to amend the Original Agreement to extend the Initial Term up to and including June 1, 2011.

WHEREAS, the Original Agreement, as set forth in Section 20 provides that any amendments to the Original Agreement must be in a writing executed by the parties.

WHEREAS, the parties enter this Second Amendment to amend the Original Agreement as set forth below to allow for an Initial Term commencing on the Effective Date and ending on June 1, 2011.

NOW THEREFORE, the parties agree as follows:

1.             Section 3 of the Original Agreement shall be amended and restated in its entirety to read as follows:

3.           Term of Agreement.  This Agreement will have an initial term commencing on the Effective Date and ending on June 1, 2011 (the “Initial Term”).  On the fourth anniversary of the Effective Date, this Agreement will renew for an additional one (1) year term (the “Additional Term”) unless either party provides the other party with written notice of non-renewal at least ninety (90) days prior to the date of automatic renewal.  If the Company provides Executive with a notice of non-renewal, and such non-renewal is for reasons other than Cause, Executive will be entitled to the amounts and benefits specified in Section 8 of this Agreement.

2.             This Second Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.  This Second Amendment may be executed by facsimile signature, which shall be deemed to be effective.

3.             Upon the execution of this Second Amendment by the Company and Executive, this Second Amendment shall be binding upon the parties to the Original Agreement.

4.             Except as set forth above, the remainder of the Original Agreement shall remain in full force and effect and shall be binding on all parties thereto.  All terms not otherwise defined in this Second Amendment shall have the meanings prescribed to them in the Original Agreement.

IN WITNESS WHEREOF, the parties have duly executed this Second Amendment to the VIVUS, Inc. Leland F. Wilson Employment Agreement dated December 20, 2007, as amended to date, as of the date set forth below.

COMPANY	EXECUTIVE

VIVUS, Inc.
a Delaware corporation

/s/ Mark B. Logan	/s/ Leland F. Wilson
(Signature)	(Signature)

Mark B. Logan	Leland F. Wilson
(Print Name)	(Print Name)

Chairman of the Board	N/A
(Print Title if signing on behalf of an entity)	(Print Title if signing on behalf of an entity)

Dated: January 21, 2011	Dated: January 21, 2011